INDEPENDENT CONTRACTOR AGREEMENT
THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made and entered into as of this 1" Day of May 2014, ("Effective Date") by and between Nuvola
("Company") and- Card a Client LLC, ("Contractor") whose address is 3161 E Dry Creek
Rd. Phoenix AZ 85048. In 'consideration of the mutual premises herein contained, Company and
Contractor hereby agree as follows:
SECTION 1: ENGAGEMENT'
A. The 'Company hereby engages the Contractor's key employee Derrick Mains as Chief
Technology Officer to render the service's of such, including, but not limited to, business development, software strategy, project management, media relations, software development process strategy and implementation, management of offshore and domestic development and design resources, customer presentations, review and documentation of processes apnrodcedures, (collectively, the "Services") and delivery of updates, presentations, Written reports, oral reports; and any and all other resulting work product (collectively, the "Materials").
SECTION 2: COMPENSATION
A. In full consideration for the performance of the Services hereunder, and for any rights granted or relinquished by the Contractor under this Agreement, the Company shall pay the Contractor as follows:
i. Contractor in exchange for 60 hours of consulting services to the Company each calendar month will receive a monthly payment in cash ("Cash Compensation")
0152,500 billed at the end ()leach month and due to the Contractor within seven days,
ii. Additional performance based consideration, in cash or shares of Nuvola -stock, may he awarded to Contractor at the sole discretion of the Company's Board of
Directors; and,
iii. Any Stock-Based Compensation shall be subject to a re-sale restriction for
Twelve (12) months from the date of vesting ("Lock-Up Period"). The Contractor shall be restricted from the sale or registration of any shares earned pursuant to the terms of the Agreement during the Lock-lip Period.
B. In the event this Agreement is terminated by ,cither party -prior to the expiration of the
Term, Contractor shall be entitled to any compensation (inclusive of common stock in the
Company and/Or cash) earned by Contractor up to the date of such termination.
C. The Company shall reimburse the Contractor fbr reasonable and necessary expenses incurred in the pertbrmance of the Services; provided, however, that all such individual expenses in excess of $500, and all expenses in the aggregate for any calendar month . in excess of $2.000 shall be subject to Company's written approval prior to expenditure. Air travel shall be at coach fares and lodging shall be at moderately priced hotels, taking advantage of available corporate discounts.
SECTION 3: ASSURANCE OF SERVICES
A. By request of the Company the Contractor shall assure that Derrick Mains who will be acting as the Chierfechnblogy Officer shall be available to perfbrin and shall perform the duties of that office under the terms of this agreement. The Company acknowledges that from time to time the Contractor uses both third party contract labor and employees of the .contractor to complete a portion of the contracted work.
B. Any third party or employee contracted by the Contractor to perform services to the
Company are subject to the same proprietary rights, confidentiality, warranties and indemnification as outlined in this agreement.
SECTION 4: INDEPENDENT CONTRACTOR RELATIONSHIP
A. The relationship of the Parties under this Agreement is that of an independent contractor.
The Parties to this Agreement recognize that this Agreement does not create any actual or apparent agency, partnership, franchise, or relationship of employer and employee between the Parties, provided, however, Contractor may identify himself as the Chief
Technology Officer.
B. Contractor acknowledges and agrees that, except as provided in Section 2, Contractor shall not be entitled to, and the Company shall not be obligated to pay, any monies or other compensation for the Services provided and rights granted under this Agreement.
C. Further, the Contractor shall not be entitled to participate in any of the Company's benefits, including without limitation any health or retirement , plans.
D. The Company shall not be liable for taxes, Worker's Compensation, unemployment insurance, employers' liability, employer's FICA, social security, withholding tax, or other taxes or withholding for or on behalf of the Contractor or any other person consulted or employed by the Contractor in performing Services under this Agreement.
All such costs shall be Contractor's responsibility.
SECTION 5: PROPRIETARY RIGHTS
A. The contractor acknowledges and agrees that it has no right to or interest in its work or product resulting from the Services performed or the Material created under this
Agreement, nor any right to or interest in any intellectual property therein. The
Contractor acknowledges and agrees that the Services and the Materials have been specially commissioned or ordered by the Company and the Materials are "works madefor-
hire" as that term is used in the Copyright Law of the United States, and that the
Company is, therefore, to be deemed the author of and is the owner of all copyrights in and to such Materials.

B. In the event that such Materials; or any portion thereof, are for any reason deemed not to have been works .made-fOr-hire, the Contractor hereby assigns to the Company any and all right, title, and interest Contractor may have in and to such Materials, including all copyrights, all publishing rights, and all rights to use, reproduce, and otherwise exploit the Materials in any and all formats or media and all channels, whether now known of hereafter created. The Contractor agrees to execute such instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, and protect the Company's ownership of such Materials, and all other rights, title, and interest therein.
C. Ownership of Materials. Contractor shall communicate to the Company as promptly and fully as practicable all discoveries, concepts, and ideas, including, without limitation, improvements, processes, developments, know-how, data, computer programs, methods, apparatus, and formulae, and any notes, records, drawings, and designs related thereto, whether patentable or unpatentable, or subject to trade secret, copyright, or other laws relating to proprietary intellectual property, conceived, or reduced to practice by such
Contractor or which become known to such Contractor by means of any undertaking, investigation, or experiment arising out of or relating to the performance of the Services under this Agreement or any other action taken on behalf of the Company by such
Contractor. ContractOr acknowledges and agrees that all Materials created in conjunction with the Contractor relationship with the Company are the sole property of the Company and that Company may use or pursue all Materials without restriction or additional compensation. To the extent permissible under applicable law, all Materials are "works made for hire," If the Materials do not qualify as a work made for hire, Contractor hereby assigns and agrees to assign (or cause to be assigned) to the Company and/or its designees all right, title, and interest in and to the Materials, and patents, copyrights, patent applications, or copyright applications relating thereto. Contractor hereby waives and agrees to waive all moral rights relating to the Materials created for or developed by the Company. Contractor shall assist the Company, or its designee, to obtain, secure, tnaintain, extend, and en tbrce the Company's sole and exclusive right, title, and interest in and to the Materials and any copyrights, patents, moral rights, trademarks, or other intellectual property rights relating thereto in any and all countries. Contractor acknowledges and agrees that such Contractor's obligation to execute or cause to be executed, when it is in such Contractor's power to do so, any such instrument or papers shall continue after the termination or expiration of this Agreement or after such
Contractor ceases tube an Contractor of the Company for any reason. Contractor shall use his, her, or its best efforts to cause such Contractors employees, agents, and representatives to comply with the terms and conditions Of this Section.
D. Notwithstanding the foregoing, the Company acknowledges that the Contractor's ability lo . carry out - the work required is heavily dependent upon the Contractors past experience in the industry and irf prOviding similar services to others and they expect to continue such work in the future. Subject to the confidentiality provisions of Section 6 below, generic information communicated to the Company in the course of this project either orally, in the form of presentations, or in documents that report such general industry
'knowledge is not subject to the terms of Section A & B above.

SECTION 6: CONFIDENTIALITY

A. 'Contractor acknowledges and agrees that as a result of the services to be provided hereunder, by performing such services it may acquire knowledge and information ofa secret and confidential nature. Contractor further acknowledges and agrees that this information constitutes valuable property of the Comparmy generally not being disseminated or made known to persons or organizations outside the Company at all, or if made known, being done so only under specific and restrictive conditions such as to ensure that it does not become readily available to the public, and also that confidential information of others may be received by the Company with restrictions on its use and disclosure, Accordingly, Contractor agrees that except as expressly provided herein or in the course of rendering the Advisory Services, Contractor shall not, during the Term of this Agreement or at any time thereafter:
Disclose to anyone outside the Company or use in other than the Company's business any secret- or confidential information of the Company or its subsidiaries or affiliates, except as authorized by the Company. The Company information that is not readily available to the public shall be considered secret and confidential for the purpose of this Agreement and shall include, but not be limited to, information relating to the Company, its subsidiaries and affiliates, customers, processes, products, apparatus, data, compounds, business studies, business and contracting plans, business procedures and finances;
Disclose to any other person or use secret or confidential information of others that, to its knowledge, has been disclosed to the Company with restriction on the use or disclosure thereof, in violation of those restrictions;
Disclose to the Company or induce the Company to use, without prior permission of the owner, any secret or confidential information or material of others of which they are or may become poSsessed,
B. Notwithstanding the foregoing, Contractor shall not be liable for the disclosure of information that may otherwise be deemed confidential hereunder:
if the information.is in, or becomes part of, the public domain, other than by disclosure of the information by Contractor . in violation of this Agreement; or, lithe information is furnished to a third party by the Company without restriction on the third party's right to disseminate the information;
if Contractor can document that the information is already of record in its files at the time of disclosure, or is disclosed to Contractor by a third party as a matter of right; iv. if the information is disclosed with the Company's written approval; or,

V. if the information is compelled to be revealed via subpoena, civil investigative demand or other judicial or administrative process, provided that in such event
Contractor shall provide the Company (unless prohibited from so doing) with as much advance notice as is practicable so that the Company may seek an appropriate protective order, and Shall limit disclosure strictly to those iternsof information as to which disclosure is required.
SECTION WARRANTIES AND INDEMNIFICATION
A. The Contractor represents and warrants that:
i. The Services shall be performedin accordance with, and:shall notviolate, applicable laws, rules or regulations, and standards prevailing in the industry and the Contractor shall obtain all permits or permissions required to comply with such laws, rules or regulations;
ii. The Materials shall be original, clear, and presentable in accardance with generally applicable standards in the industry;
iii. The Materials shall not contain libelous, injurious, or unlawful material and shall not violate or many way infringe upon the personal or proprietary rights of third
Parties, including property, contractual, employment, trade secrets, proprietary information, and non-disclosure rights, or any trademark, Copyright, or patent, nor shall they contain any Ramat, instruction, or information that is inaccurate or injurious to any person, computer system; or machine;
iv. The Contractor has full power and authority to enter into and perform its obligations .under this Agreement; this Agreement is a legal; valid, and binding
Obligation of Contractor, enforceable against it in accordance with its terms
(except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors rights generally and equitable remedies); entering into this
Agreement shall not violate the Charter, By-laws, or other organization documents of Contractor or any material contract to which it is a party;
v. The Contractor shall perform the Services in accordance with the specifications established by the Company and shall use the best efforts in accordance with industry standards to perform the Services.
13. The Company represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement; this Agreement is alegal, valid, and binding obligation of the Company, that if the Contractor status changes to that of an
Employee of the company that the terms of this agreement transfer to the .Employee agreement, that this agreement is enforceable against it in accordance with its terms
(except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and equitable remedies); entering into this Agreement shall not violate the Articles of Organization or Operating Agreement of the Company or
any material contract to which it is a party.

C. The Contractor shall comply with all of the Company's standards and procedures when working on-site at the Company, including without limitation, standards relating to
Security.
D. The Contractor shall not be liable for an y damages, claims, liabilities, and costs, or losses of any kind or nature whatsoever ("Loss") which may in any way arise out of or relate to the performance by the Contractor hereunder, the relationship created hereby, the work of employees, agents, and independent contractors of the Contractor while performing hereunder, except as result from the misfeasance, malfeasance or nonfeasance of the
Contractor, or the breach of this agreement or any of the terms or conditions hereof by the Contractor.
E. The Company shall retain control over the defense of, and any resolution or settlement relatingto, any such Loss arising from a third party claim. The Contractor shall cooperate with the Company and provide reasonable assistance in defending any such claim.
-F. The Parties acknowledge and agree that Contractor is presently engaged in other business •
activities including his radio program, a number of other companies and non-profits where he is a hoard member, shareholder, investor and advisor. Neither the business, the products, the..services of-nor the activities of these entities, as they exist on the Effective
Date hereof', compete with any of the business, products, services or activities of
Company. The Company agrees that the Contractor may continue to participate with these companies and serve on industry, trade, civic or charitable boards &committee and manage and make personal investments, as long as such activities do not [materially]
interfere with the performance of Executive's duties and responsibilities.
SECTION 8: TERM AND TERMINATION
A. The term of this Agreement shall commence on the Eftective Date hereof and shall continue for a minimum of one year or until this Agreement (hereinafter the "Term") is terminated pursuant to the other provisions of this Section 8.
B. This Agreement may he terminated:
i. by the Contractor upon thirty (30) days written notice to the Company
ii. by the Company upon thirty (30) days prior written notice
iii. by the Company upon immediate notice with cause. "Cause" shall mean
I. an intentional act of fraud, embezzlement, theft Or any Other material violation of law
2. intentional damage to companies assets;

3. intentional disclosure of company's confidential information contrary to companies policies;
4. intentional engagement in any competitive activity which would constitute a breach of the Contractors duty of loyalty and
obligations under this agreement;
C. Upon termination by either party, Independent Contractor shall provide to company any and all copies, in whole or in part ("the Materials-in-progress"), of the Materials (as they then exist) and any and all tangible materials the Company provided to the Independent
Contractor in connection With this Agreement.
SECTION 9: DAMAGES AND REMEDIES
A In the event of termination of this Agreement, the parties shall each have all remedies available to it at law and in equity. Any and all Materials, including Materials-inprogress, prepared for and/or delivered to the Company prior to termination shall be delivered to and remain the property of the Company.
SECTION 10: GENERAL TERMS
A. Choice of Law and Forum. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona applicable to contracts made and fully
, performed therein.
B. Notice. Any notices to either Party under this Agreement shall be in writing and delivered by hand Of sent by nationally recognized messenger service, or by registered or certified mail, return receipt requested, to the address set forth above or to such other address as that party may hereafter designate by notice. Notice shall be effective when received, which shall be no greater than one (I) business day after being sent by a nationally recognized messenger 'service or three days alter being sent by mail.
C. Assignment. Neither party may assign this Agreement in whole or in part without the prior written consent of the other party, except that the Contractor may transfer the right only to receive any amounts which may be payable to it for performance under this
Agreement, and then only after receipt by the Company of written notice of such assignment or transfer, and any party may, at any time, assign this Agreement to any entity Owned or controlled at least 51% by the assigning party, provided any assignment by Contractor does not alter or affect the requirements of Section3 above. This
Agreement shall be binding upon and inure to the benefit of the Parties successors and permitted assigns.
D. Waiver. The waiver by either party of a'breach or violation of any provision of this
Agreement shall not constitute a waiver of any subsequent or other breach or violation.
E. Survival. Following the expiration or termination of this Agreement, whether by its terms, operation of law, or otherwise, the terms and conditions in Sections 5, 6, 7 and 9, as well as any term, provision, or condition required for the interpretation of this

Agreement or necessary for the full observation and performance by each party hereto of all rights and obligations arising prior to the date of termination, shall survive such expiration or termination.
F. Integration, This Agreement represents the entire Agreement between the Parties, The
Agreement may not be amended, changed, or supplemented in any way except by written
Agreement signed by both Parties.

[SIGNATURES ON FOLLING PAGE]

IN WITNESS WHEREOF,  the Parties have executed this Agreement as of the Effective Date above.

On behalf of Nuvola.

Name (Print):

Robertson J. Orr

Signature:

/S/ Robertson J. Orr

Title:

Director

Date:

5.9.14

Name (Print):

Derrick Mains

Signature:

/S/ Derrick Mains

Title:

Contractor

Date:

5.9.14